Exhibit 99.1

AST SpaceMobile Welcomes Andrew Johnson as New Chief Legal Officer

MIDLAND, TX, May 6, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced the appointment of Andrew Johnson as Chief Legal Officer. Johnson has assumed his new role effective May 6, 2024.

Johnson brings over 24 years of diverse legal experience across emerging markets, capital markets and international operations to AST SpaceMobile’s executive team. He most recently served as Executive Vice President, Chief Legal Officer and Chief Corporate Development Officer for 3D Systems Corporation, a publicly traded company that provides comprehensive 3D printing solutions in the industrial and healthcare segments. In that role, his responsibilities focused on leading mergers and acquisitions efforts, establishing strategic partnerships, and overseeing global legal matters, including corporate securities, contracts, litigation, labor, and employment. Johnson holds a JD from the University of Virginia, an MBA from the University of Michigan, and is a Miami University summa cum laude graduate.

“I am thrilled to join AST SpaceMobile, a company uniquely positioned at the forefront of space-based cellular broadband satellite to device technology,” said Andrew Johnson. “I look forward to contributing to our strategic objectives and refining our legal and corporate frameworks as we continue to set new standards in the telecommunications industry and shape the future of global connectivity.”

Johnson steps into the role previously held by Brian Heller, the outgoing Executive Vice President, General Counsel, and Secretary, during a strategic phase of growth for AST SpaceMobile.

“Andrew is a strong addition to our executive team,” noted AST SpaceMobile Founder, Chairman, and CEO Abel Avellan. “His legal expertise and proven leadership will greatly support our mission to bridge the connectivity gaps affecting billions of mobile subscribers worldwide, as we continue to innovate and expand. We are also grateful to Brian Heller for his dedication and contributions during his tenure.”

About AST SpaceMobile

AST SpaceMobile, Inc. is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com